                                                                     Exhibit 9.1

                             STOCKHOLDER AGREEMENT


     STOCKHOLDER AGREEMENT (this "Agreement"), dated as of November 9, 2000,
                                  ---------
among Eastman Kodak Company (the "Parent"), Sunfish Acquisition Corporation
                                  ------
("Merger Subsidiary"), Lumisys Incorporated (the "Company"), Bala S. Manian,
 ------------------                               -------
Ph.D., individually and as trustee of the Manian Revocable Trust and as a general partner of Saraswati Partners ("Dr. Manian"), and Phillip Berman, M.D.,
                                        ----------
individually and as managing member of the P. Berman Family LLC, which is the general partner of Sequoia Investments Limited Partnership ("Dr. Berman").
                                                             ----------

                                   RECITALS
                                   --------

     WHEREAS, each of Dr. Manian and Dr. Berman (each of Dr. Manian and Dr. Berman and their respective affiliates is hereafter individually referred to as a "Stockholder" and collectively as the "Stockholders") is the record and/or
   -----------                           ------------
beneficial owner of the number of shares of capital stock of the Company set forth opposite such Stockholder's name on Schedule A attached hereto (such
                                          ----------
shares, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof (including through the exercise of stock options, warrants or similar rights or the conversion or exchange of securities) being collectively referred to herein as the "Shares" of such
                                                          ------
Stockholder); and

     WHEREAS, the Board of Directors of the Company has approved the execution of an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified in accordance with its terms, the "Merger Agreement"), with respect to the merger of the Company and Merger
 ----------------
Subsidiary (the "Merger"); and
                 ------

     WHEREAS, as a condition to and in order to induce Parent to enter into the Merger Agreement, Parent has required the Stockholders to execute and deliver this Agreement to the Parent and Merger Subsidiary.

     NOW, THEREFORE, to induce the Parent to enter into, and in consideration of its entering into the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties, intending to be legally bound, agree as follows (certain capitalized terms are used herein with the meanings set forth in Section 10):

     1.   Voting Agreement.
          ----------------

          (a) Each Stockholder hereby agrees with the Parent and Merger Subsidiary that, at any meeting of the Company's stockholders, however called, or in connection with any written consent of the Company's stockholders (collectively, the "Company Stockholders Meeting"), the Stockholder shall cause
                    ----------------------------
the Shares to be present at any such meeting for purposes of establishing and maintaining a quorum and shall vote (or, if applicable, execute consents in respect of) the Shares by such Stockholder as of the date of such meeting or written consent, whether heretofore owned or hereafter acquired: (i) in favor of approval of the Merger Agreement and the transactions contemplated thereby (including the Merger) and by any of the agreements referred to therein (the "Transactions"); (ii) against any action or agreement
                          ------------
that would result in a breach in any respect of any representation, warranty, agreement or covenant or any other obligation or agreement of the Company under the Merger Agreement or in connection with the Transactions; and (iii) except as otherwise agreed to in writing in advance by the Parent, against: (A) any Other Acquisition (as defined in Section 10(a) below); (B) any change in a majority of the individuals who, as of the date hereof, constitute the Board of Directors of the Company; (C) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company and any Third Party (as defined in Section 10(a), the definition of "Other Acquisition" below); (D) a sale, lease, transfer or disposition of any assets of the Company or any of its subsidiaries outside the ordinary course of business, or any assets which are material to its business whether or not in the ordinary course of business, or a reorganization, recapitalization, dissolution or liquidation of the Company;(E) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or Bylaws; (F) any other material change in the Company's corporate structure or affecting its business, and (G) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or materially adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement (including the agreements referred to therein), or any of the transactions contemplated by this Agreement or change any of the voting rights of any voting securities of the Company. Each Stockholder hereby agrees with the Parent and Merger Subsidiary that he will not take any action or enter into any agreement or understanding with any Person the effect of which would be inconsistent or violative of the provisions and agreements contained herein.

          (b) Each Stockholder hereby consents to and authorizes and approves the actions taken by the Board of Directors of the Company in approving the Merger, the Merger Agreement, this Agreement and the transactions contemplated hereby and thereby. To the extent permitted by law, each Stockholder hereby waives, and agrees not to exercise, any appraisal rights under the Delaware General Corporation Law in connection with the Merger.

     2.   Grant of Irrevocable Proxy; Appointment of Proxy.
          ------------------------------------------------

          (a) Each Stockholder hereby irrevocably and severally grants to, and appoints, the Parent and any person designated by the Parent to act in its place, proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of such Stockholder, to vote Shares by such Stockholder, or to grant a consent or approval in respect of the Shares by such Stockholder, in a manner consistent with Section 1 hereof.

          (b) Each Stockholder represents and warrants that any proxies (other than the proxies contained in Section 2(a) hereof) heretofore given in respect of such Shares by such Stockholder are not irrevocable or if irrevocable, that, upon execution and delivery of this Agreement, the valid consent to the revocation of such proxies from the party or parties to whom such proxies were heretofore granted will be obtained, and that any such other proxies are hereby revoked to the extent necessary to effect the transactions contemplated by Section 1 hereof. Each Stockholder understands and acknowledges that the Parent is entering into the Merger Agreement in reliance upon the execution, delivery and performance of this Agreement by such Stockholder.

          (c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder in accordance with this Agreement. Each Stockholder hereby further affirms that his irrevocable proxy is coupled with an interest and may under no circumstances be revoked. This irrevocable proxy is executed and intended to be irrevocable in accordance with the applicable provisions of the Delaware General Corporation Law. This irrevocable proxy shall be valid until termination of this Agreement pursuant to Section 8 hereof.


     3.   Restrictions on Transfer.
          ------------------------

          (a) Each Stockholder covenants and agrees with the Parent that, prior to the time the Company Stockholders Meeting called and held for the purpose of voting on the Merger shall have been completed, such Stockholder will not, nor will any of their respective affiliates, directly or indirectly, (i) give, offer, sell, transfer, assign, pledge, hypothecate or otherwise dispose of the record or beneficial ownership of (any such act, a "Transfer"), or consent to
                                                    --------
any Transfer of, any or all of the Shares Beneficially Owned by such Stockholder or any interest therein; (ii) enter into any contract, option, commitment or other arrangement (including any profit sharing arrangement) with respect to the transfer of, the Shares Beneficially Owned by such Stockholder; or (iii) enter into any other voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise (each, a "Voting Arrangement") with
                                                ------------------
respect to the Shares Beneficially Owned by such Stockholder.

          (b) No Transfer of any Shares Beneficially Owned by a Stockholder in violation of Section 3(a) shall be made or recorded on the books of the Company or the Parent and any such Transfer shall be void and of no effect.

          (c) Upon issuance thereof and until such time as the same is no longer required hereunder, any certificate issued representing any of the Shares Beneficially Owned by each Stockholder, including all certificates issued upon transfer or in exchange thereof or in substitution therefor, shall, in addition to any legend(s) required by law, bear the following legend:

     THESE SECURITIES MAY ONLY BE TRANSFERRED PURSUANT TO
     THE PROVISIONS OF A CERTAIN STOCKHOLDER AGREEMENT DATED
     AS OF NOVEMBER 9, 2000, AMONG EASTMAN KODAK

     COMPANY, SUNFISH ACQUISITION CORPORATION, THE COMPANY AND
     CERTAIN OTHER PERSONS, COPIES OF WHICH AGREEMENT ARE ON
     FILE AT THE PRINCIPAL OFFICE OF THE PARENT.

          (d) The certificates representing the Shares Beneficially Owned by each Stockholder (including any certificate issued upon transfer or in exchange thereof or in substitution therefor) shall also bear any legend required under any applicable state securities or blue sky laws.

          (e) The Company shall make a notation on its records or give instructions to any transfer agents or registrars for the Shares Beneficially Owned by each Stockholder in order to implement the restrictions on transfer set forth in this Section 3.

     4.   Acquisition Proposals. Each Stockholder agrees that he shall not nor
          ---------------------
shall he authorize any person, including the Company or any of its officers, directors, employees, agents or representatives or any subsidiary (including, any investment banker, attorney or accountant retained by any of the foregoing) to take or permit to be taken any action which the Company has agreed not to take pursuant to Section 6.3 of the Merger Agreement. The Stockholder will notify Parent of any written Acquisition Proposals (as that term is defined in Section 6.3 of the Merger Agreement) or oral Acquisition Proposals made to such Stockholder or of which such Stockholder has actual knowledge which in either event shall include the value of the Acquisition Proposal.

     5.   Noncompete. Each Stockholder hereby agrees that, for a period of five
          ----------
(5) years commencing the date hereof (the "Non Competition Period"), he shall not, nor shall any entity he directly or indirectly controls the management of or owns more than fifty percent (50%) of the equity or other ownership interests of (each a "Stockholder Affiliate"), without the prior written consent of the
            ---------------------
Parent, own, manage, operate, control, finance, or serve in any capacity, including without limitation, as an agent, employee, director, officer or advisor, any entity which is engaged anywhere in the world in the manufacture, sale or delivery of any products or services which are substantially similar to or competitive with any products or services manufactured, sold or delivered by the Company or AuntMinnie.com on the date hereof, or any product substantially similar to or competitive with the "Daylight DesktopCR" presently being developed by the Company (a "Competing Business"), provided, however, that nothing in this Section 5 shall prevent such Stockholder from accepting employment during the Non Competition Period with a company involved in a Competing Business so long as such Stockholder shall not directly or indirectly consult with, assist or otherwise work in the division of such Company involving the Competing Business provided that Stockholder shall inform such employer of the Competing Business of the restrictions contained herein and shall notify Parent of such employment. Ownership or purchase by either Stockholder of less than five percent (5%) of the outstanding capital stock of any corporation, the securities of which are listed on a national securities exchange or included in the national list of over-the-counter securities, shall not be deemed a violation of this Section 5.

     6.   Representations and Warranties of Stockholders. Each Stockholder,
          ----------------------------------------------
severally and not jointly, hereby represents and warrants to the Parent and Merger Subsidiary as of the date hereof as follows:

          (a)  Authority. Such Stockholder has all requisite power and authority
               ---------
to execute and deliver this Agreement and to consummate the transactions contemplated hereby, except as may otherwise be set forth in any stock option agreement with the Company to which Stockholder is a party (each a "Stock Option
                                                                    ------------
Agreement") or any loan agreement (a "Loan Agreement") with the Company to which
---------
Stockholder is a party to which certain Shares held by the Stockholder are held in escrow by the Company to secure such loan. The execution and delivery of this Agreement by such Stockholder, and the consummation of the transactions contemplated hereby, have been duly authorized and approved by all necessary action on the part of any entity or entities on whose behalf such Stockholder acts in his non-individual capacity (the "Entities"). This Agreement has been
                                          --------
duly executed and delivered by such Stockholder and constitutes his valid and binding obligation and the valid and binding obligation of the Entities enforceable against them in accordance with its terms, subject to any restrictions in any Stock Option Agreement or any Loan Agreement and subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, or similar law affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b)  No Conflicts.  Except for (i) compliance with and filings under
               ------------
the pre-merger notification requirements of the Merger Control Laws, and (ii) the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the execution and delivery of this Agreement do not, and the consummation by such Stockholder and the Entities of the Transactions and compliance with the terms hereof will not, (A) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any lien upon any of the Shares under any provision of any applicable trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, or instrument other than a Loan Agreement, or (B) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Stockholder or the Entities or any of the properties or assets of such Stockholder or the Entities, including the Shares Beneficially Owned, except for such conflicts, violations, breaches, defaults or other occurrences which, individually or the aggregate, have not had and would not reasonably be expected to prevent or materially delay the ability of to perform its obligations under this Agreement (a "Stockholder Material Adverse
                                                 ----------------------------
Effect").
------

          (c)  No Consents.  Neither the execution, delivery and performance of
               -----------
this Agreement by such Stockholder or the Entities, nor the consummation of the Transactions by such person, will require any consent, approval, authorization, order or permit of, or filing with or notification to and Governmental Entity, except for (i) applicable requirements of the Exchange Act and the Securities Act of 1933, as amended,

(ii) compliance with and filings under the pre-merger notification requirements and or consents or approvals of the Merger Control Laws, and (iii) the applicable requirements of state securities laws, takeover laws or Blue Sky laws. If such Stockholder is married and the Shares Beneficially Owned by such Stockholder constitute community property and spousal or other approval is necessary to make this Agreement valid and binding, this Agreement has been duly authorized, executed and delivered by, and, constitutes a valid and binding agreement of, such Stockholder's spouse enforceable against such spouse in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, or similar law affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity. No trust of which such Stockholder is a trustee (including the Manian Revocable Trust) requires the consent of any beneficiary for the execution and delivery of this Agreement or for the consummation of the transactions contemplated hereby.

          (d)  The Shares Beneficially Owned.  Each Stockholder together with
               -----------------------------
such Stockholder's spouse is the record and beneficial owner of, is the sole manager of the record owner of, or is the trustee of the trust that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good and valid title to, the Shares set forth opposite his or its name on Schedule A attached hereto, free and clear of any claims, liens, encumbrances,
----------
security interests, options, charges and restrictions of any kind. Except as otherwise set forth on Schedule A attached hereto, such Stockholder does not
                       ----------
own, of record or beneficially, any shares of capital stock or other voting securities of the Company. Such Stockholder has the sole right to dispose of and vote the Shares, and none of the Shares are subject to any Voting Arrangement or other voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares Beneficially Owned by such Stockholder, except as set forth in this Agreement.

          (e)  No Brokers. Except for UBS Warburg, whose fees are payable by the
               ----------
Company, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with this Agreement based upon arrangements made by or on behalf of such Stockholder or the Entities.

     7.   Assignment. Neither this Agreement nor any of the rights, interests or
          ----------
obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties (other than the rights of substitution and resubstitution with respect to the proxies granted herein) and any purported assignment in violation of this Section 7 shall be void and of no effect. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective administrators, heirs, legal representatives, successors and permitted assignees.

     8.   Termination.  This Agreement shall terminate immediately upon the
          -----------
termination of the Merger Agreement in accordance with the terms thereof.   If
the Merger Agreement is not so terminated, this Agreement shall survive any closing under the Merger Agreement until perform in accordance with its terms.

     9.   Binding Obligations.  Upon execution hereof by the Parent, and any
          -------------------
Stockholder, this Agreement shall be binding upon and inure to the benefit of the Parent, Merger Subsidiary, and each such Stockholder, regardless of the failure of any other party listed on the signature page hereto to execute this Agreement.

     10.  General Provisions.
          ------------------

          (a)  Certain Definitions.
               -------------------

               "Beneficially Owned" with respect to any securities of the
                ------------------
          Company shall mean that the Stockholder has such ownership, control or power to direct the voting or investment with respect to, or to legally act with respect to, such securities as contemplated hereby, including pursuant to any agreement, arrangement or understanding, whether or not in writing. Shares Beneficially Owned by any Stockholder shall include securities Beneficially Owned by all other persons with whom such Stockholder would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act.

               "Governmental Entity" means any federal, state, local or foreign
                -------------------
          government or any court of competent jurisdiction, or other governmental, administrative or regulatory authority, commission or agency, domestic or foreign.

               "Merger Control Laws" means the Hart-Scott-Rodino Antitrust
                -------------------
          Improvements Act of 1976 and all amendments thereof, and all other laws, rules and regulations governing the combination of businesses.

               "Other Acquisition" means the occurrence of any of the following
                -----------------
          events: (i) the acquisition of the Company by merger or otherwise by any Person (which includes a "person" as such term is defined in
          Section 13(d)(3) of the Exchange Act, other than the Parent, Merger Subsidiary or any affiliate thereof (a "Third Party"); (ii) the
                                                  -----------
          acquisition by a Third Party of any material portion (which shall include ten percent (10%) or more) of the assets of the Company or any of its subsidiaries, other than the sale of its or their products in the ordinary course of business and consistent with past practices;
          (iii) the acquisition by a Third Party of ten percent (10%) or more of the outstanding Voting Securities of the Company; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company of more than ten percent (10%) of its outstanding Voting Securities; or (vi) the acquisition (or any group of acquisitions) by the Company by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any entity (or entities) or business (or businesses) whose annual revenues, net income or assets is equal or greater than ten percent (10%) of the annual revenues, net income or assets of the Company.

               "Voting Securities" means any capital stock or other security
                -----------------
          convertible for or exchangeable into securities entitled to vote in the generally in the election of directors.

          (b)  Amendments.  This Agreement may not be amended, supplemented,
               ----------
modified or waived except by an instrument in writing signed by the Parent and the Stockholder or Stockholders to whom such amendment, modification or waiver relates.

          (c)  Specific Performance, Enforceabilty.  The parties hereto agree
               -----------------------------------
that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity. Each of the parties hereto acknowledges and agrees that the covenants set forth in Section 5 hereof are reasonable in geographical and temporal scope and in all other respects and are designed to protect the interests of Parent in acquiring the Company pursuant to the Merger Agreement. If any court determines that any of the provisions of this Agreement, or any part thereof, are unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

          (d)  Notice.  All notices, requests and other communications to any
               ------
party hereunder shall be in writing, including facsimile, telex or similar writing, and shall be deemed given if delivered to the Parent or the Company at their respective addresses or telecopier numbers set forth below and to each Stockholder at his address or telecopier number set forth on Schedule A attached
                                                             ----------
hereto (or at such other address or telecopier number for a party as shall be specified by like notice). Each such notice, request or other communication shall be effective (i) if given by facsimile and received at or prior to 5:00 p.m. local time on a business day, upon confirmation of receipt, and if given by facsimile and received at any other time, upon the next business day or (ii) if given by any other means, when delivered at the address specified in this
Section 10(d).

          If to the Company, to:

          Lumisys Incorporated
          225 Humboldt Court
          Sunnyvale, CA 94089
          Attn: Chief Financial Officer
          Telephone:  408-733-6565
          Facsimile:  408-733-6567

          With a copy to:

          Pillsbury Madison & Sutro LLP
          2550 Hanover Street
          Palo Alto, CA 94304-1115
          Attn: Allison Leopold Tilley, Esq.
          Telephone:  650-233-4518
          Facsimile:  650-233-4545

          If to the Parent, to:

          Eastman Kodak Company
          343 State Street
          Rochester, NY 14650-0208
          Attn: Kenneth K. Doolittle
          Telephone:  716-724-1932
          Facsimile:  716-724-9448

          With a copy to:

          Nixon Peabody LLP
          P.O. Box 1051
          Clinton Square
          Rochester, NY 14064-1051
          Attn: Deborah McLean Quinn, Esq.
          Telephone:  716-263-1307
          Facisimile: 716-263-1600

          (e)  Interpretation.  When a reference is made in this Agreement to
               --------------
Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     The parties acknowledge and agree that: (i) each party to this Agreement and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to both parties hereto, regardless of which party was generally responsible for the preparation of this Agreement or any provision hereof.

          (f)  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when two or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

          (g)  Entire Agreement; No Third-Party Beneficiaries.  This Agreement
               ----------------------------------------------
(including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies hereunder.

          (h)  Governing Law.  This Agreement shall be construed in accordance
               -------------
with and governed in all respects, including validity, interpretation and effect, by the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

          (i)  Consent to Jurisdiction; Consent to Service.  IN THE EVENT OF ANY
               -------------------------------------------
LITIGATION, CLAIM OR OTHER LEGAL PROCEEDING WITH RESPECT TO ANY MATTER PERTAINING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, THE PARTIES HERETO HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY. THE PARTIES HERETO HEREBY READILY CONSENT TO THE NON-EXCLUSIVE JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF DELAWARE AND ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARTIES HERETO HEREBY WAIVE PERSONAL SERVICE OF ANY PROCESS IN CONNECTION WITH ANY SUCH LITIGATION AND AGREE THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL ADDRESSED TO OR BY PERSONAL DELIVERY TO ANOTHER PARTY TO THIS AGREEMENT AT SUCH OTHER PARTIES' ADDRESS SPECIFIED IN SECTION 10(d).

          (j)  Severability. If any term or other provision of this Agreement is
               ------------
invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible. If no such agreement is reached between the parties, the term or provision which is determined to be invalid, illegal or incapable of being enforced shall nonetheless be enforced to fulfill the intent of the parties to the extent legally permissible.

          (k)  Equitable Relief. In the event of any breach or threatened breach
               ----------------
of any provision hereof by a Stockholder, Parent shall be entitled to equitable relief, including without limitation, the right and remedy to have the provisions of this Agreement specifically enforced in any court of competent jurisdiction, without posting a bond or other security of any kind whatsoever, it being agreed that any breach or threatened breach of this Agreement would cause Parent irreparable injury and that money damages alone would not provide an adequate remedy.

     11.  Confidentiality; Public Announcements. Each Stockholder recognizes
          -------------------------------------
that successful consummation of the Transactions may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure of the Transactions by the Parent, the Company and Merger Subsidiary, each Stockholder (and Entities represented by any Stockholder) hereby agrees not to issue any press release or make any other public statement or disclose or discuss such matters with anyone not a party to this Agreement (other than such person's counsel and advisors, if any) without the prior written consent of the Parent and the Company, except for filings required pursuant to the Exchange Act and the rules and regulations thereunder or as required by law.



                     [THIS SPACE LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be duly executed and delivered as of the date first written above.


                              EASTMAN KODAK COMPANY


                              By: /s/ William G. Love
                                  ________________________________
                              Name:   William G. Love
                              Title:  Treasurer

                              SUNFISH ACQUISITION CORPORATION


                              By: /s/ Kenneth K. Doolittle
                                  ________________________________________
                              Name:  Kenneth K. Doolittle
                              Title: President

                              LUMISYS INCORPORATED


                              By: /s/ Dean MacIntosh
                                  ________________________________________
                              Name:  Dean MacIntosh
                              Title: Executive Vice President


                              /s/ Bala S. Manian
                              ____________________________________________
                              Bala S. Manian, Ph.D.


                              /s/ Phillip Berman
                              ____________________________________________
                              Phillip Berman, M.D., individually and as
                              managing member of the P. Berman Family LLC

                                  SCHEDULE A

NAME AND ADDRESS                                   SUBJECT SHARES


Bala S. Manian, Ph.D.                              50,000 options
Manian Revocable Trust                             472,597 Shares
Saraswati Partners                                  51,500 Shares

Phillip Berman, M.D.                               2,299 Shares
                                                   125,000 options
                                                   16,249 options with an
                                                   exercise price in excess
                                                   of $4.05
Sequoia Investments Limited Partnership            375,240 Shares

                                SPOUSAL CONSENT
                                ---------------


     The undersigned, the spouse of Bala Manian acknowledges that she is familiar with the substance of the Stockholder Agreement (the "Agreement"), dated as of November __, 2000, by and between Eastman Kodak Company and her spouse, among others. Without modifying any rights between herself and her spouse , the undersigned hereby (i) agrees to be bound by the Agreement; (ii) agrees that her spouse may enter into the Agreement and consummate the transactions contemplated thereby; and (iii) agrees that her spouse may amend or modify the Agreement without further consent on her part.

                                                      /s/ Judy Berman
                                                      ________________________
                                                      Signature

                                                      Judy Berman
                                                      ________________________
                                                      Print Name

                                SPOUSAL CONSENT
                                ---------------


     The undersigned, the spouse of Phillip Berman acknowledges that she is familiar with the substance of the Stockholder Agreement (the "Agreement"), dated as of November __, 2000, by and between Eastman Kodak Company and her spouse, among others. Without modifying any rights between herself and her spouse , the undersigned hereby (i) agrees to be bound by the Agreement; (ii) agrees that her spouse may enter into the Agreement and consummate the transactions contemplated thereby; and (iii) agrees that her spouse may amend or modify the Agreement without further consent on her part.

                                                      /s/ Iasneem Ismailji
                                                      ________________________
                                                      Signature

                                                      Iasneem Ismailji
                                                      ________________________
                                                      Print Name